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                             THE MONSANTO COMPANY

           NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE COMPENSATION PLAN

         1. NAME OF PLAN. This plan shall be known as the "The Monsanto Company Non-Employee Director Equity Incentive Compensation Plan" and is hereinafter referred to as the "Plan."

         2. PURPOSES OF PLAN. The purposes of the Plan are to enable Monsanto Company, a Delaware corporation (the "Company"), to retain qualified persons to serve as Directors by providing for their compensation and permitting them to elect to defer a portion thereof, and to further align the interests of Directors with the interests of shareholders of the Company by providing them with equity-based compensation.

         3. EFFECTIVE DATE AND TERM. The Plan shall be effective as of September 1, 1997 (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board, or until all Participants have received all amounts to which they are entitled hereunder, if earlier.

         4. DEFINITIONS. The following terms shall have the meanings set forth below:

         "Annual Meeting" means an annual meeting of the shareholders of the Company.

         "Annual Retainer Amount" has the meaning set forth in Section 6(a).

         "Beneficiaries" has the meaning set forth in Section 7(b)(iii).



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         "Beneficiary Designation" has the meaning set forth in Section
         7(b)(iii).

         "Board" means the Board of Directors of the Company.

         "Cash Account" has the meaning set forth in Section 7(a).

         The "Committee" means the committee that administers the Plan, as more fully defined in Section 12.

         "Common Stock" means the Company's common stock, par value $2.00 per share.

         The "Company" has the meaning set forth in Section 2.
         "Current Cash" has the meaning set forth in Section 6(a).

         "Deferral Account" means a bookkeeping account maintained by the Company for a Director representing the Director's interest in the stock units or cash credited to such account pursuant to Sections 6 and 7.

         "Deferred Cash" has the meaning set forth in Section 6(a).

         "Deferred Delivery Election" has the meaning set forth in Section 7(b)(i).

         "Deferred Stock" means shares of Common Stock credited to a Stock Unit Account pursuant to Section 6(d)(iii) and Section 7 and later delivered pursuant to Section 7.

         "Delivery Election" has the meaning set forth in Section 7(b)(i).

         "Director" means an individual who is a non-employee member of the Board.

         The "Dividend Equivalent" for a given dividend or distribution means a number of shares (or fractions of a share) of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Stock Unit Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution;


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         such fair market value to be determined by the Committee in good faith.

         The "Effective Date" has the meaning set forth in Section 3.

         "Elective Amount" has the meaning set forth in Section 6(a).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Grant Date" has the meaning set forth in Section 6(b).

         "Immediate Payment Election" has the meaning set forth in Section 7(b)(i).

         The "Interest Rate" for a calendar year means the average Moody's Baa Bond Index Rate, as in effect from time to time.

         "IRA Election" means an election to receive distributions from a Deferral Account in annual installments beginning on the Starting Date, over a period of years equal to the life expectancy of the Participant or joint life expectancy of the Participant and his or her spouse (if any), as elected by the Participant, such life expectancy to be determined as of the Starting Date.

         "Keogh Election" means an election to receive distributions from a Deferral Account in annual installments beginning on the Starting Date, over a period of years equal to the life expectancy of the Participant or joint life expectancy of the Participant and his or her spouse (if any), as elected by the Participant, such life expectancy to be determined as of the Starting Date and redetermined as of each anniversary thereof.

         "Options" has the meaning set forth in Section 6(a).

         "Participant" has the meaning set forth in Section 5.

         "Periodic Election" has the meaning set forth in Section 6(a).

         "Plan" has the meaning set forth in Section 1.

         "Plan Year" means the period from the Effective Date through the day before the date of the Company's 1998


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         Annual Meeting and each subsequent period beginning on the date of an
         Annual Meeting and ending on the day before the date of the next Annual Meeting.

         "Required Option Amount" has the meaning set forth in Section 6(a).

         "Restricted Stock" means shares of Common Stock granted in accordance with Section 6(d)(ii).

         "Section" means a section of the Plan except where otherwise specifically indicated.

         "Single Sum Election" means an election to receive distributions under the Plan in a single payment on the Starting Date.

         "Starting Date" has the meaning set forth in Section 7(b)(i).

         "Stock Unit Account" has the meaning set forth in Section 7(a).

         "Tax Withholding Election" has the meaning set forth in Section
         7(e).

         "Tax Withholding Percentage" has the meaning set forth in Section
         7(e).

         "Term" means the term of years for which a Participant has been elected a Director.

         "Term Certain Election" means an election to receive distributions from a Deferral Account in annual installments over a specified number of years beginning on the Starting Date, provided, that in
                                                         --------
         the case of a Stock Unit Account, such number of years may not exceed ten, and in the case of a Cash Account, such number of years may not exceed the Participant's life expectancy determined as of the Starting Date.

         The "Termination Date" for a Participant is the date his or her service as a Director terminates for any reason.

         The "Value" of a share of Common Stock as of a particular date shall mean the average (rounded to the nearest cent) of the means between the reported high and low sale prices of a share of Common Stock on the New York Stock Exchange Composite Tape (or, if the Common Stock


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         is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) on that date or, if that date is not a trading day, on the most recent trading day preceding such date. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock shall be determined by the Committee in good faith.

         5. ELIGIBLE PARTICIPANTS. Each individual who is a Director on the Effective Date or becomes a Director thereafter while the Plan is in effect shall be a participant ("Participant") in the Plan.

         6.    DIRECTOR COMPENSATION.  (a)  GENERAL.  In consideration
for his or her services as a Director, each Participant shall receive compensation having a total annual value (the "Annual Retainer Amount")
equal to $100,000 in the case of a Participant who serves as the Chair of a committee of the Board and $90,000 for all other Participants (which amount shall be pro-rated for partial years, as applicable); provided, that
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the Annual Retainer Amount for the Participants listed on Schedule I hereto for the Terms indicated on Schedule I shall be reduced as set forth on Schedule I to take account of the previously granted restricted stock being earned by such Participants; and provided, further, that the Board
                                       --------  -------
may specify different Annual Retainer Amounts from time to time. Such compensation for each Term shall be provided as follows: (i) half of such compensation (the "Required Option Amount") shall take the form of options to purchase Common Stock ("Options"), as more fully set forth in Sec-


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tion 6(b); and (ii) the other half of the Annual Retainer Amount (the
"Elective Amount") shall take the form of (A) additional Options, as more fully set forth in Section 6(b), (B) cash paid currently ("Current Cash") or deferred cash ("Deferred Cash"), as more fully set forth in Sec tion 6(c), or
(C) Restricted Stock or Deferred Stock, as more fully set forth in Section 6(d), or a combination thereof. Each Participant shall be provided with the opportunity, in accordance with procedures established by the Committee from time to time, to make an election with respect to each Term during which he or she is a Participant (a"Periodic Election") specifying what percentages, in increments of one percentage point, of the Elective
Amount for such Term will be provided to the Participant in the form of Options, Current Cash, Deferred Cash, Restricted Stock and Deferred Stock. Each Periodic Election for a particular Term shall be filed with the Committee at least 30 days before the beginning of such Term; provided,
                                                              --------
that the Periodic Elections for Terms beginning before the Effective Date shall be made on or before November 20, 1997 (and such Periodic
Elections shall relate only to the Annual Retainer Amounts paid with respect to service after the Effective Date); and provided, further, that,
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with respect to an individual who becomes a Participant after the
Effective Date, the Periodic Election for such Participant's first Term shall be filed with the Committee no later than 30 days after the first day of such Term. If a Participant fails to make a timely Periodic Election


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with respect to any Term, he or she shall be deemed to have elected to receive the entire Elective Amount in the form of Current Cash.

         (b) OPTIONS. (i) Each Participant shall be granted, for each of his or her Terms ending after the Effective Date, Options having a value on the applicable Grant Date (as defined below) determined by the Committee in accordance with the Black-Scholes option valuation method, equal to the sum of (A) the Required Option Amount for the Term and (B) the portion of the Elective Amount for the Term that the Participant has elected to receive in the form of Options. The effective date of each such grant (the "Grant Date") shall be the first day of the applicable Term; provided, that
                                                             --------
in the case of the first grant to those individuals who are Participants on the Effective Date, the Grant Date shall be November 21, 1997. Each
Option shall be evidenced by an agreement, shall have a per-share exercise price equal to the Value of a share of Common Stock on the Grant Date and shall have the other terms and conditions set forth below in this Section 6(b).

               (ii) The Options granted to a Participant on a particular Grant Date shall vest in installments on the last day of each Plan Year ending during the Term for which they were granted, pro rata based upon the percentage of the Term that is included in such Plan Year, but in each case only if the Partici-


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pant remains a Director on the last day of such Plan Year; provided, that if a
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Participant's Termination Date occurs other than on the last day of a Plan Year, a pro rata portion of the installment of the Participant's then-unvested Options that would otherwise have vested as of the last day of the Plan Year during which such Termination Date occurs, based on the percentage of such Plan Year that occurs on or before such Termination Date, shall instead vest on the Termination Date; and provided, further, that the number of shares with respect
                      --------  -------
to which Options vest on a particular day shall be rounded to the nearest whole number of shares, if necessary to avoid vesting with respect to a fractional share.

               (iii) Each Option that vests in accordance with the foregoing shall be exercisable from and after the later of the date of such vesting and the first anniversary of the Grant Date, through the earlier of (A) the tenth anniversary of the Grant Date and (B) in the case of the Participant's death during or after his or her service as a Director, the first anniversary of the date of death, in the case of the Participant's removal from the Board before the end of any Term, the Termination Date, and in all other cases, the fifth anniversary of the Participant's Termination Date. Any Options held by a Participant that have not become vested as of the Participant's Termination Date shall terminate on the Termination Date.


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               (iv)   Subject to the limitations of this Section 6(b),
Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the Participant, based on the Value of the Common Stock on the date the Option is exercised; provided, that such already owned shares
                              --------
have been held by the Participant for at least six months at the time of exercise. Payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock shall be issued pursuant to the exercise of Options until full payment therefor has been made.

               (v) No Option shall be transferable by the Participant other than by will or by the laws of descent and distribution. All Options shall be exercisable, subject to the terms of this Section 6(b), only by the Participant, the guardian or


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legal representative of the Participant, or any person to whom such Option is transferred pursuant to the preceding sentence, it being understood that references to the Participant shall be deemed, where appropriate, to refer to such guardian, legal representative or other transferee.

         (c) CASH. The portion, if any, of the Elective Amount for a particular Term that the Participant elects to have paid in Current Cash shall be paid, and the portion, if any, of the Elective Amount for a particular Term that the Participant elects to have paid in Deferred Cash shall be credited to a Cash Account maintained by the Company pursuant to
Section 7 below, in each case in installments on the last day of each Plan Year that ends during the Term for which it is paid or credited (as applicable), pro rata based upon the percentage of the Term that is included in such Plan Year, but in each case only if the Participant remains a Director on that day. If a Participant's Termination Date occurs other than on the last day of a Plan Year, a pro rata portion of the installment of any Current Cash and any Deferred Cash that would otherwise have been paid or credited, as applicable, as of the last day of the Plan Year during which such Termination Date occurs, based upon the percentage of such Plan Year that occurs on or before such Termination Date, shall instead be paid or credited, as applicable, on the Termination Date.


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         (d)   STOCK.  (i)  The portion, if any, of the Elective Amount for a particular Term that the Participant elects to have provided in Restricted Stock, shall be issued as of the first day of such Term in the name of the Participant in the form of a number of shares of Common Stock having a Value, as of the first day of such Term, equal to the amount of such portion. Such shares shall be forfeitable and nontransferable, and shall be held in escrow for the Participant, until they vest in accordance with the provisions of Section 6(d)(iii). Dividends and other distributions with respect to Restricted Stock that has not yet vested as of the record date therefor shall be held in escrow, and shall vest and be delivered, together with the related Restricted Stock.

               (ii) The portion, if any, of the Elective Amount for a particular Term that the Participant elects to have provided in Deferred Stock shall be provided by crediting to a Stock Unit Account maintained by the Company pursuant to Section 7, a number of stock units representing hypothetical shares of Common Stock having a Value, as of the first day of such Term, equal to the amount of such portion. Such Deferred Stock shall vest as set forth in Section 6(d)(iii).

               (iii) Any Restricted Stock and Deferred Stock provided to a Participant for a particular Term shall vest in installments on the last day of each Plan Year that ends during the


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Term for which they were granted, pro rata based upon the percentage of the Term that is included in such Plan Year, but only if the Participant remains a Director on such day; provided, that if a Participant's Termination Date occurs
                      --------
other than on the last day of a Plan Year, a pro rata portion of the installment of the Participant's then-unvested Restricted Stock and Deferred Stock that would otherwise have vested as of the last day of the Plan Year during which such Termination Date occurs, based on the percentage of such Plan
Year that occurs on or before such Termination Date, shall instead vest on the Termination Date; and provided, further, that the number of shares
                          --------  -------
with respect to which Restricted Stock and/or Deferred Stock vests on a particular day shall be rounded to the nearest whole number of shares, if necessary to avoid vesting with respect to a fractional share.

         (e) Notwithstanding any other provision of the Plan, each Participant shall be permitted to make an election (a "Tax Withholding Election") in connection with each Periodic Election to have a percentage of (i) the shares of Common Stock delivered to him pursuant to the exercise of Options, (ii) any Restricted Stock, and/or (iii) any Deferred Stock, as applicable, delivered in the form of cash to enable him or her to pay the taxes due with respect thereto. If a Participant makes a Tax Withholding Election with respect to Options, then as and when such Options are exercised, a percentage of the Common Stock purchased in such


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exercise, equal to the "Tax Withholding Percentage" (as defined below), shall be withheld by the Company, and the Company shall instead pay to such Participant any amount of cash equal to the Value, as of the date of exercise, of the withheld Common Stock. If a Participant makes a Tax Withholding Election with respect to Restricted Stock, then as and when such Restricted Stock vests, a percentage of such Restricted Stock, equal to the Tax Withholding Percentage, shall be withheld by the Company, and the Company shall instead pay to such Participant an amount of cash equal to the Value, as of the date of vesting, of the withheld Restricted Stock. If a Participant makes a Tax Withholding Election with respect to Deferred Stock, then as and when such Deferred Stock is delivered to the Participant (or the Participant's Beneficiary) pursuant to Section 7, a percentage of such Deferred Stock, equal to the Tax Withholding Percentage, shall be withheld by the Company, and the Company shall instead pay to such Participant (or such Beneficiary) an amount of cash equal to the Value, as of the date of delivery, of the withheld Deferred Stock. The "Tax Withholding Percentage" means the percentage of the value of the Common Stock, Restricted Stock or Deferred Stock, as applicable, that would be required to be withheld by the Company under all applicable federal, state, local and other tax laws, if the Participant were an employee of the Company.


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         7.    (a)    DEFERRAL ACCOUNTS.  The Company shall maintain one
or two Deferral Accounts for each Participant who makes a Periodic
Election to receive Deferred Cash or Deferred Stock, consisting of a "Stock Unit Account" and/or a "Cash Account," as applicable, and shall make credits thereto as provided in Section 6 and this Section 7. Whenever a dividend is paid or other distribution made with respect to the Common Stock, each Stock Unit Account shall be credited with a number of shares of Common Stock having a Value, as of the date such dividend is paid or such distribution is made, equal to (i) the number of stock units in such Stock Unit Account as of the record date for such dividend or distribution multiplied by (ii) the Dividend Equivalent for such dividend or other distribution. The shares so credited with respect to Deferred Stock that has not vested as of the record date for the dividend or distribution shall vest as and when such Deferred Stock vests. Each Cash Account shall accrue interest on the balance therein at the Interest Rate, to be credited and compounded monthly.

         (b) DELIVERY OF ACCOUNT BALANCES. (i) Each Participant shall be provided the opportunity to elect, in accordance with procedures established by the Committee, the manner in which his or her Deferral Account balances will be distributed on or after his or her Termination Date (each such election, a "Delivery Election"). A separate Delivery Election may be made


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with respect to each amount of cash credited to a Cash Account pursuant to a single Periodic Election and each amount of stock units credited to a Stock Unit Account pursuant to a single Periodic Election. Each such Delivery Election may call for delivery in a single sum or in installments on or beginning on the later of (i) the Termination Date or (ii) the date which is six months after the Delivery Election is made (an "Immediate Payment Election") or for deferred delivery in a single sum or in installments (a "Deferred Delivery Election") on or beginning on a specified date (in either case, the date on which delivery is to be made or is to begin is referred to as the "Starting Date"). The Starting Date for a Deferred Delivery Election must be on or after the third anniversary of the Termination Date; provided, that in no event shall the Starting Date for
                         --------
a Deferred Delivery Election be later than the later of (i) the Participant's 73rd birthday and (ii) the third anniversary of the Termination Date. Each Delivery Election shall specify whether it is a Single Sum Election, a Term Certain Election, a Keogh Election, or an IRA Election; provided, that Keogh
                                                        --------
Elections and IRA Elections may only be made in connection with Deferred Delivery Elections made with respect to amounts credited to Cash Accounts.

               (ii) The stock units in a Participant's Stock Unit Account and/or the cash in a Participant's Cash Account, as applicable, shall be delivered on or beginning on the Starting Date in accordance with the Participant's applicable Delivery


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Elections.  In the case of deliveries from a Stock Unit Account, except as provided in Section 6(e), such delivery shall be made in the form of stock representing a number of shares of Common Stock equal to the number of stock units as and when they are to be delivered; provided, that if the number of
                                            --------
shares to be delivered on any particular date included a fractional share, such number of shares shall be rounded down to the nearest whole number, and if such delivery is the last to be made to the Participant, the Company shall pay the Participant cash in an amount equal to the Value of such fractional share on the date of delivery. If any such stock units or cash are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's Beneficiary or legal guardian, as the case may be, in accordance with the foregoing; provided, that if a Participant who has made a
                               --------
Keogh Election dies before beginning to receive or receiving all of his or her distributions, the entire balance in his or her Deferral Account to which such Keogh Election applies shall be distributed to his or her Beneficiary immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's Beneficiary or legal guardian, where appropriate.

               (iii) Participants shall be provided with the opportunity to designate, in accordance with procedures to be established by the Committee, the person or persons ("Beneficiar-


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ies") who will receive distributions of his or her interests in the Plan upon the death of the Participant (a "Beneficiary Designation"). Once made, a Beneficiary Designation or Delivery Election may be superseded by another Beneficiary Designation or Delivery Election (as applicable) or revoked in writing by the Participant. However, in order for any initial or superseding Delivery Election or revocation thereof to be valid, it must be received by the Committee before the Participant's Termination Date, and it shall in any event be subject to the approval of the Board or of a committee of the Board if the Committee determines that such approval is required in order for such Delivery Election and/or transactions resulting therefrom to be exempt under Rule 16b-3 under Section 16 of the Exchange Act. In the case of multiple Beneficiary Designations, Delivery Elections and/or revocations by any Participant, the most recent valid Beneficiary
Designation, Delivery Election or revocation (as applicable) in effect as of the date of death or Termination Date, as applicable, shall be controlling.
If a Participant does not have a valid Beneficiary Designation in effect as of the date of his or her death, his or her Beneficiary shall be his or her estate. If a Participant does not have a valid Delivery Election in effect as of his or her Termination Date with respect to any portion of his or her Cash Account or Stock Unit Account, he or she shall be deemed to have made an Immediate Payment Election with respect to such portion.


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         8.    DELIVERY OF SHARES; VOTING AND OTHER RIGHTS.  The
shares delivered to a Participant pursuant to Section 6 or 7 above shall be issued in the name of the Participant, and the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto from and after the date of such issuance, except as specifically provided in Section 6(d)(i).

         9. GENERAL RESTRICTIONS. (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

               (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

               (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

               (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.


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         (b)   Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

         (c) Except as specifically provided in the Plan with respect to Beneficiary Designations, no Participant or Beneficiary shall have the right to assign, pledge or otherwise dispose of his or her interest in any Deferral Account, nor shall the interest of a Participant or Beneficiary therein be subject to garnishment, attachment, transfer by operations of law, or any legal process.

         (d) The Plan is intended to constitute an unfunded plan for incentive and deferred compensation of Directors, and the rights of Directors with respect to Deferral Accounts under the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         10. NUMBER AND SOURCE OF SHARES AVAILABLE. Subject to adjustment pursuant to Section 11, 500,000 shares of Common Stock may be issued under the Plan. Shares of Common Stock issuable under the Plan shall be taken from treasury shares of the Company or purchased on the open market. If any shares of Restricted


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Stock or Deferred Stock are forfeited, or if any Option terminates without having been exercised, the shares subject thereto shall again be available under the Plan.

         11. CHANGE IN CAPITAL STRUCTURE; CHANGE OF CONTROL. (a) In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Stock Unit Accounts (taking into account whether any Dividend Equivalent is credited to the Stock Unit Accounts in connection therewith), and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons. Without limiting the generality of the foregoing, the Committee shall, to the greatest extent possible, make such adjustments so that Deferred Stock in Stock Unit Accounts under the Plan is treated in the same manner as actual shares of Common Stock.

         (b) If the shares of Common Stock credited to the Stock Unit Accounts are converted pursuant to this Section 11


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into cash or another form of property, references in the Plan to the Common
Stock shall be deemed, where appropriate, to refer to such cash or other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Stock Unit
Accounts.

         12. ADMINISTRATION; AMENDMENT. (a) The Plan shall be administered by a committee consisting of the Chief Financial Officer, the General Counsel and the Corporate Vice President -- Human Resources of the Company (or the holder of any successor officer position thereto) (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable, including without limitation the determination of life expectancies and other assumptions and information to be used in determining the effect of Delivery Elections.

         (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, and it may terminate the Plan at any time.

         13. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

         (b) The Company shall have the right to require, prior to the issuance or delivery of any cash or shares of Common Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such cash or shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director.

         14. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                             THE MONSANTO COMPANY
                NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

                                 SCHEDULE I

          ----------------------------------------------------------

As provided in Section 6(a) of the Plan, the Annual Retainer Amount for the following Participants shall be reduced in the amounts set forth below to take account of the previously granted restricted stock being earned by such
Participants:

                                 Annual Retainer       for year(s) ending at
      Director                  Amount reduction       the Annual Meeting in
---------------------------------------------------------------------------------
Robert M. Heyssel                  $10,000             1998

Gwendolyn S. King                  $10,000             1998

Philip Leder                       $10,000             1998 and 1999

John S. Reed                       $ 5,000             1998, 1999 and 2000

John E. Robson                     $ 5,000             1998, 1999, 2000 and 2001

William D. Ruckelshaus             $ 5,000             1998, 1999 and 2000

                                    -23-